Exhibit 99.1

News Release

Airspan Networks Holdings Inc. Reports First Quarter 2022 Results, with Momentum in Open RAN Deployments, 5G Private Networks and 5G CBRS Cable-Based Deployments

●	Expansion purchase order for ruggedized DU from large Open RAN-based operator

●	4 largest customers all signed new purchase orders during the quarter

●	Continued momentum in the US and Europe deploying private networks

Boca Raton, FL – May 10, 2022 – Airspan Networks Holdings Inc. (NYSE American: MIMO), which provides ground-breaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions, today announced results for the first quarter ended March 31, 2022.

Key First Quarter Financial Highlights

●	Revenue of $37.6 million, decreased 25% sequentially from fourth quarter 2021, and decreased 18% year-over-year

●	Gross margin of 32.1% compared to 41.1% in fourth quarter 2021, and 45.6% in first quarter 2021

●	Net loss of $29.7 million, compared to a net loss of $19.6 million in fourth quarter 2021, and a net loss of $13.5 million for first quarter 2021

●	Adjusted EBITDA (non-GAAP measure) was a loss of $18.0 million compared to a loss of $8.0 million in fourth quarter 2021 and a loss of $5.4 million in first quarter 2021

●	Loss per share was 41 cents, compared to loss per share of 27 cents in the fourth quarter 2021 and a loss per share of 23 cents in first quarter 2021

First Quarter Business Highlights:

●	Four largest customers placed new purchase orders during the first quarter

●	Continued momentum in private network deployments:

○	Airspan continues to deploy private networks in both the US and Europe, accelerated by distribution agreements announced during the first quarter with some of Tech’s most admired companies

○	Continued progress on the deployment of Gogo Business Aviation’s (NYSE:GOGO) 5G Air-to-Ground network

○	Announced private networks in connected car applications and deployment of a hospitality industry private network represent additional use cases

●	Entered significant field trial phase with a large US cable operator’s CBRS network

●	Selected as the lead RAN vendor for CBRS Fixed Wireless Access (FWA) solutions by Mercury Broadband, a leading provider of high-speed internet across rural markets in the midwestern US and a major winning bidder for the FCC’s RDOF initiatives

●	Entered FCC testing with our new A6/C6 P2MP fixed wireless access product

●	Continued focus on supply chain to mitigate related challenges including finding alternative components, instituting multiple technological design changes and working closely with our partners

Continued Strong Demand for Innovative Solutions Portfolio

“We continue to execute our growth plan and see healthy demand for our innovative products and solutions,” said Airspan Chairman and CEO Eric Stonestrom. “However, the supply chain environment is meaningfully impacting sales and margins as seen in this quarter’s results.”

“Despite the supply chain challenges, all four of our largest customers signed new purchase orders during the quarter and we continue to work closely with Gogo on the deployment of their national Air-to-Ground 5G network for business aviation,” said Airspan President and Chief Operating Officer Glenn Laxdal. “We continue to expand and diversify our customer base. Our momentum in private network deployments continues as well, particularly in the US and Europe. And Airspan was named lead RAN provider for our CBRS solutions with Mercury Broadband for their rural broadband network expansion, and have already deployed hundreds of radios, with more to come.”

Business Outlook

We anticipate second quarter 2022 revenue of $44 million - $48 million at a gross margin of 38% - 40%. Both figures continue to be impacted by component availability, related expenses and challenges from COVID-19 restrictions in Asia.

Except as required by applicable securities laws, the Company does not intend to make publicly available any update or other revision to these financial projections. The Company has relied upon certain assumptions and estimates to develop these projections, including, among other things, assumptions about its order backlog and pipeline, customer adoption and subsequent expansion of 5G technologies, the mix of products sold, the performance of the Company’s outsourced supply chain and the costs of materials and services. These financial projections do not take into account any circumstances or events occurring after the date of this news release. Readers are cautioned not to place undue reliance on these financial projections. None of Airspan or any of its directors, officers, advisors or other representatives has made or makes any representation regarding ultimate performance compared to these financial projections or that these financial projections will be achieved.

Earnings Conference Call

A conference call with Airspan executives will be held on Thursday, May 12 at 8:30 am ET. It can be accessed through a toll-free dial-in, 1-877-589-7296, or 1-215-268-9906 (local), by requesting the Airspan call, as well as on the Airspan investor relations website, ir.airspan.com. An audio replay will be available on the Airspan investor relations site following the call.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications, fixed wireless access (FWA), and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, Airspan’s plans, objectives, expectations and intentions with respect to future operations, products and services, projected financial performance, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Any such forward-looking statements are based upon the current beliefs and expectations of Airspan’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Airspan’s control.

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Airspan’s control, which may include, among other things: the risk of downturns and the possibility of rapid change in the highly competitive industry in which we operate; changes in laws and regulations affecting our business; the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so; the risk that we do not achieve or sustain profitability; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we experience difficulties in managing our growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk of product liability or regulatory lawsuits or proceedings relating to our products and services; and the risk that we are unable to secure our intellectual property. For further information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission. All information set forth herein speaks only as of the date hereof in the case of information about Airspan or the date of such information in the case of information from persons other than Airspan, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Airspan’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with GAAP. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure.”

AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED consolidated BALANCE SHEETS

(in thousands, except for share data)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$45,930	$62,937
Restricted cash	185	185
Accounts receivable, net of allowance of $308 and $309 as of March 31, 2022 and December 31, 2021, respectively	49,788	57,980
Inventory	18,982	17,217
Prepaid expenses and other current assets	18,740	18,833
Total current assets	133,625	157,152
Property, plant and equipment, net	7,711	7,741
Goodwill	13,641	13,641
Intangible assets, net	6,154	6,438
Right-of-use assets, net	5,957	6,585
Other non-current assets	3,854	3,942
Total assets	$170,942	$195,499

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$28,621	$29,709
Deferred revenue	3,219	2,902
Accrued expenses	25,537	26,967
Senior term loan, current portion	3,577	3,187
Subordinated debt	10,707	10,577
Current portion of long-term debt	272	275
Total current liabilities	71,933	73,617
Subordinated term loan - related party	38,834	37,991
Senior term loan	37,702	37,876
Convertible debt	41,970	41,343
Other long-term liabilities	19,929	20,924
Total liabilities	210,368	211,751

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 72,335,952 shares issued and outstanding as of March 31, 2022 and December 31, 2021	7	7
Additional paid-in capital	756,156	749,592
Accumulated deficit	(795,589)	(765,851)
Total stockholders’ deficit	(39,426)	(16,252)
Total liabilities and stockholders’ deficit	$170,942	$195,499

AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED consolidated STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
	2022	2021
Revenues:
Products and software licenses	$33,576	$38,743
Maintenance, warranty and services	3,988	7,192
Total revenues	37,564	45,935

Cost of revenues:
Products and software licenses	24,473	23,889
Maintenance, warranty and services	1,022	1,102
Total cost of revenues	25,495	24,991
Gross profit	12,069	20,944

Operating expenses:
Research and development	16,521	14,374
Sales and marketing	9,330	7,360
General and administrative	11,158	4,455
Amortization of intangibles	284	299
Total operating expenses	37,293	26,488

Loss from operations	(25,224)	(5,544)

Interest expense, net	(4,568)	(2,438)
Other expense, net	(49)	(5,492)

Loss before income taxes	(29,841)	(13,474)

Income tax benefit (expense)	103	(75)

Net loss	$(29,738)	$(13,549)

Loss per share - basic and diluted	$(0.41)	$(0.23)
Weighted average shares outstanding - basic and diluted	72,335,952	59,710,047

AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED consolidated STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(29,738)	$(13,549)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	1,121	1,053
Foreign exchange (gain) loss on long-term debt	(3)	(8)
Bad debt expense	7	-
Non-cash debt amendment fee	463	-
Change in fair value of warrants and derivatives	457	3,972
Share-based compensation	6,564	661
Total adjustments	8,609	5,678
Changes in operating assets and liabilities:
Decrease in accounts receivable	8,185	39,223
Increase in inventory	(1,765)	(49)
Decrease (increase) in prepaid expenses and other current assets	93	(1,624)
Decrease in other operating assets	88	119
Decrease in accounts payable	(1,088)	(20,063)
Increase (decrease) in deferred revenue	317	(714)
(Decrease) increase in other accrued expenses	(1,430)	2,388
Decrease in other long-term liabilities	(824)	(495)
Increase in accrued interest on long-term debt	2,673	2,000
Net cash (used in) provided by operating activities	(14,880)	12,914

Cash flows from investing activities:
Purchase of property, plant and equipment	(807)	(1,390)
Net cash used in investing activities	(807)	(1,390)

Cash flows from financing activities:
Repayment of senior term loan	(1,320)	-
Proceeds from the sale of Series H stock, net	-	505
Proceeds from the issuance of Series H warrants	-	142
Net cash provided by financing activities	(1,320)	647

Net (decrease) increase in cash, cash equivalents and restricted cash	(17,007)	12,171

Cash, cash equivalents and restricted cash, beginning of year	63,122	18,618

Cash, cash equivalents and restricted cash, end of period	$46,115	$30,789

The following tables present the reconciliation of net loss, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended
	Mar. 31,	Dec. 31,
($ in thousands)	2022	2021
Net loss	$(29,738)	$(19,606)

Adjusted for:
Interest expense, net	4,568	4,233
Income tax benefit	(103)	(1,314)
Depreciation and amortization	1,121	1,177
EBITDA	(24,152)	(15,510)
Share-based compensation expense	6,564	8,427
Change in fair value of warrant liability and derivatives	(457)	(895)
Adjusted EBITDA	$(18,045)	$(7,978)

	Three Months Ended March 31,
($ in thousands)	2022	2021
Net loss	$(29,738)	$(13,549)

Adjusted for:
Interest expense, net	4,568	2,438
Income tax (benefit) expense	(103)	75
Depreciation and amortization	1,121	1,053
EBITDA	(24,152)	(9,983)
Share-based compensation expense	6,564	661
Change in fair value of warrant liability and derivatives	(457)	3,972
Adjusted EBITDA	$(18,045)	$(5,350)

Investor Relations Contact:
Brett Scheiner
561-893-8660
IR@airspan.com

Media Contact:
Howie Waterman
917-359-5505
hwaterman@airspan.com